Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Applied Blockchain, Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	__	__	__		__	__	__	__	__
Fees Previously Paid	Equity	Common Stock, $0.001 par value per share	Other	(2)	205,863,636	$1.39	$286,150,455	0.0001091	$31,219.01
	Equity	Common Stock, $0.001 par value per share	Other	(3)	4,545,454	$4.48	$20,363,634	0.0000927	$1,888
	Equity	Common Stock, $0.001 par value per share	Other	(4)	40	$3.12	$125	0.0000927	$0.01
	Equity	Common Stock, $0.001 par value per share	Other	(5)	4,158,349	$3.83	$15,905,675	0.0000927	$1,475
	Total Offering Amounts						$322,419,899		$34,582.02
	Total Fees Previously Paid								$34,582.02
	Total Fee Offsets								$0
	Net Fees Due								$0

(1)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee for this offering pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), using the average of the high and low sale prices on August 6, 2021 of $1.39 as reported on the OTC Markets Group Inc.’s Pink marketplace (the “OTC Pink”).

(3)	Estimated solely for the purpose of calculating the registration fee for this offering pursuant to Rule 457(c) under the Securities Act, using the average of the high and low sale prices on October 29, 2021 of $4.48 as reported on the OTC Pink.

(4)	Estimated solely for the purpose of calculating the registration fee for this offering pursuant to Rule 457(c) under the Securities Act, using the average of the high and low sale prices on November 29, 2021 of $3.12 as reported on the OTC Pink.

(5)	Estimated solely for the purpose of calculating the registration fee for this offering pursuant to Rule 457(c) under the Securities Act, using the average of the high and low sale prices on January 20, 2022 of $3.83 as reported on the OTC Pink.